UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2009

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements with Certain Officers.

On January 14, 2010, the Compensation Committee (the "Committee") of the Board of Directors of Portfolio Recovery Associates, Inc. (the "Company"), in accordance with the Amended and Restated Portfolio Recovery Associates 2002 Stock Option Plan and 2004 Restricted Stock Plan, adopted a 2010 Long Term Equity Incentive Plan (the "2010 Plan"). Non-vested share awards to certain executives of the Company, including its "named executive officers" (as defined in the regulations to the Securities and Exchange Act of 1934), were also approved pursuant to the 2010 Plan. Two-thirds of the shares to be awarded under the 2010 Plan will be performance based, in accordance with the performance criteria set forth in the 2010 Plan (the "Performance Shares"). The remaining shares will vest ratably over a three year period, and will be conditioned upon continued employment with the Company. The number of Performance Shares, if any, that grantees will receive in relation to such awards will be based upon three performance metrics: 2010 earnings per share, return on shareholders’ equity and total shareholder return over the time period beginning on January 1, 2010 and ending on December 31, 2012, and can vary from no shares to 200% of the number of shares awarded, depending on the extent to which the performance targets are met, if at all.

Assuming that the recipients are entitled to receive a distribution of shares under the performance-based share award, the final distribution will occur during the first quarter of 2013 after full year 2012 financial results are compiled and audited. The awards to the named executive officers were as follows:

Named Executive Officer/ Time Vested Shares/ Performance Shares
Steven D. Fredrickson 4,803/ 9,606
Kevin P. Stevenson 2,058/ 4,117
Craig Grube 858/ 1,715
Judith Scott 515/ 1,029

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

January 19, 2009	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO